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                                                                    EXHIBIT 99.3

THE FOLLOWING REPORT IS A COPY OF A REPORT PREVIOUSLY ISSUED BY ARTHUR ANDERSEN LLP AND HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP. THE COMPANY IS UNABLE TO OBTAIN A REISSUED REPORT OR CONSENT TO INCORPORATION BY REFERENCE OF ARTHUR ANDERSEN LLP'S REPORT FROM ARTHUR ANDERSEN LLP BECAUSE ARTHUR ANDERSEN LLP HAS CEASED OPERATIONS.

                    Report of Independent Public Accountants

To the Board of Directors and Stockholders of Alexion Pharmaceuticals, Inc.:

We have audited the accompanying consolidated balance sheets of Alexion Pharmaceuticals, Inc. (a Delaware corporation) and subsidiaries (collectively, the Company) as of July 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the three years in the period ended July 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Alexion Pharmaceuticals, Inc. and subsidiaries as of July 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended July 31, 2001, in conformity with accounting principles generally accepted in the United States.

As further discussed in Note 2 to the consolidated financial statements, during the year ended July 31, 2001, the Company changed its method of revenue recognition relating to non-refundable upfront licensing fees in accordance with Staff Accounting Bulletin No. 101.

                                                         /s/ Arthur Andersen LLP

Hartford, Connecticut
August 31, 2001